                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT


               THIS AGREEMENT is made by and between CardioDynamics International Corporation, a California corporation ("EMPLOYER"), and Michael K. Perry ("EMPLOYEE") as of March 23, 1998.

                                R E C I T A L S:

               WHEREAS, EMPLOYER and EMPLOYEE wish to set forth in this Agreement the terms and conditions under which EMPLOYEE is to be employed by EMPLOYER.

               NOW, THEREFORE, EMPLOYER and EMPLOYEE, in consideration of the mutual promises set forth herein, agree as follows:

                                    ARTICLE 1
                                TERM OF AGREEMENT


        1.1 Term. The term of this Agreement shall commence on April 6, 1998 or such earlier date as the parties may agree, and shall continue until terminated pursuant to Article 6.

                                    ARTICLE 2
                                EMPLOYMENT DUTIES

        2.1 Title/Responsibilities. EMPLOYEE shall serve as an employee of EMPLOYER and hold the position of Chief Executive Officer of EMPLOYER, and shall have the powers and responsibilities consistent with such position. Subject to the ultimate direction and management of EMPLOYER's Board of Directors, EMPLOYEE will have general charge of the management and operations of EMPLOYER. EMPLOYEE shall also perform all duties which from time to time are assigned to him by EMPLOYER's Board of Directors, and shall provide the Board with periodic reports upon request.

        2.2 Directorship. EMPLOYEE agrees, if and when elected, to serve (at the pleasure of EMPLOYER's shareholders) as a Director on EMPLOYER's Board of Directors (and on such Board committees to which he may be appointed) at no additional compensation during the time he is an employee of EMPLOYER. It is understood that EMPLOYEE shall forthwith be elected to fill a newly-created seat on EMPLOYER's Board of Directors and shall, as long as he remains Chief Executive Officer, be included on management's slate of director nominees.

        2.3 Full Time Attention. EMPLOYEE shall perform his duties hereunder in a diligent and professional manner and devote his full time and attention, best efforts, energy and skills to EMPLOYER during the time he is employed hereunder as Chief Executive Officer of EMPLOYER. During the term of this Agreement EMPLOYEE shall not without the express consent of EMPLOYER's Board of Directors serve or act as a shareholder (except passive holdings of less than 1% of the stock), employee, agent, consultant, officer, director, partner, representative or owner of any other business entity, nor (if it would require more than an insubstantial amount of time or attention) of any non-profit entity.

        2.4 Compliance with Rules. EMPLOYEE shall comply with all applicable governmental laws, rules and regulations and with all of EMPLOYER's policies, rules and/or regulations applicable to all employees of EMPLOYER.


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                                    ARTICLE 3
                                  COMPENSATION

        3.1 Base Salary. EMPLOYER shall pay (semi-monthly and in arrears) to EMPLOYEE a salary of $1 per annum until June 1, 1999 and from and after June 2, 1999 a salary of $190,000 per annum (subject to any salary rate increases which may be approved by EMPLOYER's Board of Directors from time to time).

        3.2 Additional Compensation (Stock Options).

               (a) In addition to the salary provided in Section 3.1, EMPLOYER hereby grants to EMPLOYEE as additional compensation for EMPLOYEE's services (but not for any capital-raising purposes or in connection with any capital-raising activities) a non-qualified stock option to purchase 1,500,000 shares of EMPLOYER Common Stock (the "Option Stock"), as set forth in Exhibit A hereto.

               (b) In connection with such stock options, EMPLOYEE hereby represents, warrants and acknowledges to EMPLOYER as follows:

                      (i) EMPLOYEE acknowledges that the purchase, if made, of the Option Stock involves a high degree of risk and further acknowledges that he can bear the economic risk of the acquisition of the Option Stock, including the total loss of his investment.

                      (ii) By reason of his business and financial experience, EMPLOYEE has the capacity to protect his own interests in this transaction and is acquiring the stock options and Option Stock (and would acquire the Option Stock) for his own account and not with a view to distribution.


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                      (iii) EMPLOYEE understands that the stock options are
being, and the Option Stock is being and would be, offered and sold to him in reliance on specific exemptions from the registration requirements of Federal and State securities laws and that EMPLOYER is relying upon the truth and accuracy of the representations, warranties, and acknowledgements of EMPLOYEE set forth herein in order to determine the applicability of such exemptions and the suitability of EMPLOYEE to acquire the stock options and the Option Stock.

                      (iv) EMPLOYEE understands that no Federal or State agency has passed on or made any recommendation or endorsement of the stock options and/or the Option Stock.

               (c) EMPLOYEE hereby agrees that, during the period of duration (not to exceed 180 days) specified by EMPLOYER and an underwriter of Common Stock or other securities of EMPLOYER, following the effective date of each respective registration statement of EMPLOYER filed under the Securities Act, he shall not, to the extent requested by EMPLOYER and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), pledge, hypothecate, grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of EMPLOYER held by him at any time during such period. In order to enforce this Section 3.2(c), EMPLOYER may impose stop-transfer instructions with respect to the securities of EMPLOYEE (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        3.3 Performance Bonus. If EMPLOYEE is still employed by EMPLOYER on June 2, 1999 and EMPLOYER's net sales in the 12 months from June 1998 to May 1999 increase


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
by at least 100% over EMPLOYER's net sales from June 1997 to May 1998, EMPLOYER shall pay EMPLOYEE a bonus of $205,000 on June 2, 1999.

        3.4 Bonus for Certain Exit Transactions. In the event of an acquisition of EMPLOYER (a) by merger into another entity, (b) by reverse triangular merger, or (c) by purchase of all or substantially all of EMPLOYER's assets (an "Exit Transaction") during the term of EMPLOYEE's employment in which total consideration of $50,000,000 or more is paid to the shareholders of EMPLOYER (including, at the full Exit Transaction price per share, any shares held by the acquiror at the time of consummation of the Exit Transaction) or to EMPLOYER, then effective immediately before the consummation of the Exit Transaction EMPLOYEE shall be awarded a bonus in the form of shares of Common Stock of EMPLOYER. In the case where the total consideration is $50,000,000 or more but less than $75,000,000, the number of bonus shares shall be sufficient to enable EMPLOYEE to receive in the Exit Transaction (in respect of such bonus shares) 1% of such total consideration; and in the case where the total consideration is $75,000,000 or more, the number of bonus shares shall be sufficient to enable EMPLOYEE to receive in the Exit Transaction (in respect of such bonus shares) 2% of such total consideration. Provided, however, that in either case, the number of bonus shares shall be reduced by a number of shares equal to the Option Spread divided by the Exit Transaction price per share. The "Option Spread" is the product of 1,500,000 times the excess, if any, of the Exit Transaction price per share over $2.55. The parties further agree that no bonus shall be awarded hereunder for an Exit Transaction under $50,000,000.


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
                                    ARTICLE 4
                                 OTHER BENEFITS

        4.1 Fringe Benefits. EMPLOYEE shall be entitled during the term of his employment under this Agreement to all employee benefit plans, compensation programs and fringe benefits made available from time to time by EMPLOYER to its executives generally and/or its employees generally, including without limitation participation in EMPLOYER's group health insurance plan and executive cash bonus plan (if, as and when designed), subject in each case to the generally applicable conditions of such plans and programs as in effect from time to time.

        4.2 County Club Membership. EMPLOYEE shall be entitled during the term of his employment under this Agreement to an honorary membership in the Del Mar Country Club (of Rancho Santa Fe, California), subject to payment of dues by EMPLOYEE.

        4.3 Expenses. EMPLOYER shall reimburse EMPLOYEE, not less often than monthly, for reasonable out-of-pocket business expenses incurred by EMPLOYEE in the course of his duties hereunder, upon submission by EMPLOYEE of appropriate expense account reports and substantiating receipts.

        4.4 Vacation. EMPLOYEE shall be entitled to three weeks paid vacation per full year of service, in accordance with and subject to EMPLOYER's vacation accrual plan and accrual policies as they may be amended from time to time. EMPLOYEE acknowledges the "cap" on vacation accruals set forth in such plan and policies. In availing himself of such vacation EMPLOYEE shall reasonably take into consideration EMPLOYER's business interests.


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
                                    ARTICLE 5
                                FORMER EMPLOYMENT

        5.1 No Conflict. EMPLOYEE represents and warrants that the execution and delivery by him of this Agreement, his employment by EMPLOYER and his performance of duties under this Agreement will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship, or any other contractual obligation.

        5.2 No Use of Prior Confidential Information. EMPLOYEE will not intentionally disclose to EMPLOYER or use on its behalf any confidential information belonging to any of his former employers, but during his employment by EMPLOYER he will use in the performance of his duties all information (but only such information) which is generally known and used by persons with training and experience comparable to his own or is common knowledge in the industry or otherwise legally in the public domain.

                                    ARTICLE 6
                                   TERMINATION

        6.1 "At-Will" Employment. The term of EMPLOYEE'S employment shall continue until terminated by either EMPLOYER or EMPLOYEE. Such termination of EMPLOYEE's employment shall be effected by written notification and may be effected at any time, with or without cause, for any reason or no reason.

        6.2 Severance. If this Agreement and/or EMPLOYEE's employment is terminated at any time (with or without cause, for any reason or no reason) EMPLOYEE shall be entitled to no severance pay except as expressly provided in this Section 6.2. (Payments under Section 3.3(b) and/or Section 4.3 and accrued vacation time do not constitute severance pay.) If

EMPLOYEE's employment with EMPLOYER terminates before June 2, 1999 other than due to Cause (as defined in Section 10 of the Option Certificate form attached hereto as Exhibit A), EMPLOYEE shall be entitled to the following amounts of severance pay, and no more, to be paid in one lump sum on June 2, 1999:

               (a) If EMPLOYEE's employment with EMPLOYER terminates before October 6, 1998 other than due to Cause: the product of $438.36 times the number of days between April 6, 1998 and the date of employment termination.

               (b) If EMPLOYEE's employment with EMPLOYER terminates after October 5, 1998 but before June 2, 1999, $80,000 plus the product of $520.55 times the number of days between October 6, 1998 and the date of employment termination.

        6.3 Termination for Cause. Termination for Cause shall be without prejudice to any other substantive right or remedy to which EMPLOYER and EMPLOYEE may be entitled at law, in equity, or under this Agreement.

        6.4 References. In the event that EMPLOYEE's employment is terminated by EMPLOYER without cause, EMPLOYER shall provide favorable positive written and oral references to help enable EMPLOYEE to obtain future employment.

                                    ARTICLE 7
                                   ARBITRATION

        7.1 Final and Binding Arbitration. Any controversy, claim or dispute between (a) a party to this Agreement, on the one hand, and (b) the other party to this Agreement and/or such second party's parents, subsidiaries or affiliates and/or any of their directors, officers, employees, agents, successors, assigns, heirs, executors, administrators, or legal


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
representatives, on the other hand, arising out of, in connection with, or in relation to (t) the interpretation, validity, performance or breach of this Agreement, (u) EMPLOYEE's stock options and the underlying Option Stock, (v) EMPLOYEE's employment by EMPLOYER, (w) any termination of such employment, (x) any actions during or with respect to EMPLOYEE's work for EMPLOYER, (y) any claims for breach of contract, tort, or breach of the covenant of good faith and fair dealing, or (z) any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of EMPLOYEE's employment with EMPLOYER or its termination, shall, at the request of either party, be resolved to the exclusion of a court of law by binding American Arbitration Association arbitration in San Diego, California, in accordance with the Employment Dispute Resolution Arbitration Rules of the American Arbitration Association then in effect. This paragraph shall not have the effect of diminishing the remedies to which EMPLOYEE may be due under any of such claims, but shall merely affect the forum in which such claims are made. Each of EMPLOYEE and EMPLOYER understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. The only claims not covered by this Section
7.1 are claims for benefits under the workers' compensation laws or claims for unemployment insurance benefits, which will be resolved pursuant to those laws.


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
                                    ARTICLE 8
                               GENERAL PROVISIONS

        8.1 Governing Law. This Agreement and the rights of the parties thereunder shall be governed by and interpreted under California law.

        8.2 Assignment. EMPLOYEE may not delegate, assign, pledge or encumber his rights or obligations under this Agreement or any part thereof.

        8.3 Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and is sent by registered or certified mail, postage prepaid, or personally delivered, to the following addresses, or to such other addresses as either party shall specify by giving notice under this section:

           TO EMPLOYER:          CardioDynamics International Corporation
                                 6175 Nancy Ridge Drive, Suite 300
                                 San Diego, CA  92121
                                 Attention:  Chairman

               Copy to:          Hayden J. Trubitt
                                 Brobeck, Phleger & Harrison LLP
                                 550 West C Street, Suite 1300
                                 San Diego, CA  92101

           TO EMPLOYEE:          Michael K. Perry
                                 P.O. Box 7011
                                 Rancho Santa Fe, CA  92067

        8.4 Amendment. This Agreement may be waived, amended or supplemented only by an express writing signed by both of the parties hereto. To be valid, EMPLOYER's signature must be by a person specially authorized by EMPLOYER's Board of Directors to sign such particular document.


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
        8.5 Waiver. No waiver of any provision of this Agreement shall be binding unless and until set forth expressly in writing and signed by the waiving party. To be valid, EMPLOYER's signature must be by a person specially authorized by EMPLOYER's Board of Directors to sign such particular document. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other term or provision, or a waiver of any contemporaneous breach of any other term or provision, or a continuing waiver of the same or any other term or provision. No failure or delay by a party in exercising any right, power, or privilege hereunder or other conduct by a party shall operate as a waiver thereof, in the particular case or in any past or future case, and no single or partial exercise thereof shall preclude the full exercise or further exercise of any right, power, or privilege. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.

        8.6 Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

        8.7 Headings. Article and section headings are inserted herein for convenience of reference only and in no way are to be construed to define, limit or affect the construction or interpretation of the terms of this Agreement.


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
        8.8 Drafting Party. The provisions of this Agreement have been prepared, examined, negotiated and revised by each party hereto, and no implication shall be drawn and no provision shall be construed against either party by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

        8.9 No Outside Representations. No representation, warranty, condition, promise, understanding or agreement of any kind with respect to the subject matter hereof has been made by either party, nor shall any such be relied upon by either party, except those contained herein. There were no inducements to enter into this Agreement, except for what is expressly set forth in this Agreement.

        8.10 Withholding. Notwithstanding any other provision of this Agreement, EMPLOYER may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable law or regulations.

        8.11 Entire Agreement. This Agreement, together with EMPLOYER's standard Proprietary Information and Inventions Agreement, constitutes the entire agreement between the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous agreements, understandings, arrangements, commitments, negotiations and discussions of the parties, whether oral or written (all of which shall have no substantive significance or evidentiary effect). Each party acknowledges, represents and warrants that he or it has not relied on any representation, agreement, understanding, arrangement or commitment which has not been expressly set forth in this Agreement. Each party acknowledges, represents and warrants that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties. The parties specifically


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
intend that the literal words of this Agreement shall, alone, conclusively determine all questions concerning the parties' intent.

               IN WITNESS WHEREOF, the parties have executed and delivered this Employment Agreement in San Diego, California as of the date first written above.

                               CARDIODYNAMICS INTERNATIONAL
                               CORPORATION



                               By: /s/ James C. Gilstrap
                                  -----------------------------------
                                   James C. Gilstrap, Co-Chairman



                               /s/ Michael K. Perry
                                  -----------------------------------
                               MICHAEL K. PERRY


Attachment: Exhibit A (Option Certificate)


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
                                    EXHIBIT A


NEITHER THESE OPTIONS NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THESE OPTIONS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THEY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION (OR AN EXEMPTION FROM REGISTRATION) THEREUNDER. THESE OPTIONS HAVE BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE OPTIONHOLDER THAT THESE OPTIONS (AND, CORRESPONDINGLY, THE UNDERLYING SHARES) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION OF THESE OPTIONS OR THE UNDERLYING SHARES. THE TRANSFER OF THESE OPTIONS IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN.

                                                                  March 23, 1998

                                1,500,000 Options
                    CARDIODYNAMICS INTERNATIONAL CORPORATION
                              COMMON STOCK OPTIONS
                     (Void after 5:00 p.m. California time,
                                 March 22, 2008)
                    Certificate Evidencing 1,500,000 Options
                    (One Option is required for the purchase of one share of Common Stock, subject to adjustment as provided below)

        This is to certify that, for value received and subject to the conditions herein set forth, Michael K. Perry (the "Optionholder") is entitled to purchase, at any time after March 23, 1998 (subject, however, to the proviso to this sentence), and in any event no later than 5:00 p.m. California time on March 22, 2008 (the "Expiration Date"), 1,500,000 shares of Common Stock of CardioDynamics International Corporation, a California corporation (the "Company")

(such shares purchasable upon exercise of the Options are herein called the "Option Stock"), at $2.55 per share; provided that such right of exercise shall be limited by Section 1 and Section 2(c) of this Option Certificate providing for early termination of the Options and by the following vesting schedule: (i) the first 12.5% tranche of the Options shall first vest and become exercisable on September 23, 1998; (ii) the second 12.5% tranche of the Options shall first vest and become exercisable on March 23, 1999; (iii) the next 25% tranche of the Options shall first vest and become exercisable on March 23, 2000; (iv) the next 25% tranche of the Options shall first vest and become exercisable on March 23, 2001; and (v) the final 25% tranche of the Options shall first vest and become exercisable on March 23, 2002. Such vesting schedule is subject to acceleration as provided in Section 2(c) below. The $2.55 amount per share specified above, as adjusted from time to time pursuant to the provisions hereinafter set forth, is herein called the "Exercise Price."

        1. Early Termination of Options. Notwithstanding anything to the contrary herein, all of the Options shall immediately and entirely cease to be exercisable, and shall never again be exercisable to any extent, (a) if the Optionholder's employment with the Company or the Company's acquiror (collectively, "EMPLOYER") terminates due to Fault Cause (as defined in Section 10 below), (b) 30 days after the Optionholder's employment with EMPLOYER terminates other than due to Cause (as defined in Section 10 below), or (c) 365 days after the Optionholder's employment with EMPLOYER terminates due to death or extended disability as defined in Section 10(b) below (but in no event shall any Option be exercisable after the Expiration Date). The above language shall have no effect on and shall not diminish the rights of the Optionholder as to shares issued in respect of Options that have already vested and been exercised; and the above language shall (during the 30-day period described in subsection (b) or the 365-day period described in subsection (c)) have no effect on and not diminish the rights of the Optionholder as to Options that have (as of the date of such termination of employment) already vested.

        2. Adjustments.

               (a) If the Company shall, prior to the exercise of any Options, divide its outstanding shares of Common Stock by split-up, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock purchasable upon exercise of these Options immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination, the number of shares of Common Stock purchasable upon exercise of these Options immediately prior to such combination shall be proportionately decreased. Any resulting adjustment to the Exercise Price (see Paragraph 2(b)) shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

               (b) Whenever the number of shares of Common Stock purchasable upon the exercise of these Options is required to be adjusted as provided in this Section 2, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of these Options immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

               (c) In the case of an Acquisition (as defined in Section 9 below), the Company shall give the Optionholder at least two days' advance notice of such transaction. If the acquiror does not assume the Options in connection with the Acquisition, then subject to the closing of such transaction, (i) all of the Options shall be deemed to be immediately and fully vested, (ii) the Optionholder may exercise, as provided herein, such Options as of immediately before (but in fact subject to the condition subsequent of) such closing, and (iii) to the extent unexercised, all Options will terminate at such closing. If the Options are assumed in connection with an Acquisition, they shall thereafter be exercisable only for the applicable securities of the acquiror and not for securities of the Company; and all of the assumed Options shall be deemed to be immediately and fully vested.

               (d) When any adjustment is required to be made pursuant to this
Section 2, the Company, upon the subsequent written request of any holder of the Options, shall promptly mail to said holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth, if applicable, the kind and amount of stock or other securities or property for which the Options shall be exercisable following the occurrence of any of the events specified.

               (e) The Company shall not be required upon the exercise of any of the Options to issue any fraction of shares, but shall make any adjustment therefor in cash on the basis of the fair market value of any such fractional interest as it shall appear on the public market for such shares, or, if there is no public market for such shares, then as shall be reasonably determined by the Company.

               (f) The Company may at any time in its sole discretion which shall be conclusive make any change in the form of Option Certificate that the Company may deem appropriate and that does not affect the substance thereof; and any Option Certificate thereafter issued or signed, whether in exchange or substitution for an outstanding Option Certificate or otherwise, may be in the form as changed.

        3. Reservation. The Company agrees that a number of shares of Common Stock and other securities and property sufficient to provide for the exercise of all outstanding Options shall at all times during the term of said Options be reserved for the exercise thereof.

        4. Exercise. Exercise may be made of all or any part of the Options evidenced by this Option Certificate by surrendering it, with the subscription form provided for herein duly executed by the Optionholder, at the office of the Company, 6175 Nancy Ridge Drive, San Diego, California 92121 or at such other office or agency as the Company may designate, accompanied by payment in full, in cashier's or certified check, of the Exercise Price payable in respect of the Options being exercised (plus an amount equal to required federal and state tax withholding on the taxable income recognized at the time of such exercise). If less than all of the Options evidenced by this Option Certificate are exercised, the Company will, upon such exercise, execute and deliver to the Optionholder a new certificate (dated the date hereof) evidencing the Options not so exercised.

        5. Additional Conditions.


               (a) The exercise of the Options and the issuance of Option Stock upon such exercise shall be subject to compliance by the Company and the Optionholder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

               (b) In connection with and as a condition to the exercise of the Options, the Optionholder shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

               (c) Share certificates issued upon exercise of the Options shall contain any appropriate restrictive legends in connection with federal and state securities laws.

        6. Fully Paid. All shares of Common Stock or other securities delivered upon the exercise of the Options shall be validly issued, fully paid and nonassessable.

        7. Nontransferable. This Certificate and the Options evidenced hereby shall be nontransferable by the Optionholder except upon death.

        8. No Shareholder Rights. The Optionholder shall not, by virtue of ownership of Options, be entitled to any rights whatsoever of a shareholder of the Company.

        9. Definition of Acquisition. "Acquisition" shall be defined to mean an acquisition of the Company (a) by merger into another entity, (b) by reverse triangular merger, (c) by purchase of all or substantially all of the Company's assets, or (d) by private purchase of Allen Paulson's shares of the Company by a strategic corporate buyer which intends to exercise control over the Company.


        10. Definition of Cause. "Cause" shall be defined to mean:

               (a) Death;

               (b) Extended disability (defined as the Optionholder's inability to perform, with or without reasonable accommodation, the essential functions of his position for any 120 business days -- exclusive of vacation days taken -- within any continuous period of 150 business days by reason of physical or mental illness or incapacity);

               (c) Voluntary resignation (other than because of Constructive Termination (as defined in Section 11 below) or a material breach by EMPLOYER of its obligations under the Optionholder's Employment Agreement;

               (d) The Optionholder's repudiation of his Employment Agreement other than because of Constructive Termination;

               (e) The Optionholder being convicted of a felony, or being convicted of a misdemeanor involving moral turpitude;

               (f) The Optionholder's demonstrable fraud, misappropriation, embezzlement or dishonesty;

               (g) The Optionholder's use of alcohol, drugs or any illegal substance in such a manner as to interfere with the performance of his duties under his Employment Agreement;

               (h) The Optionholder's intentional, reckless or grossly negligent action which causes material harm to EMPLOYER, including any misappropriation or unauthorized use of EMPLOYER's property or improper use or disclosure of confidential information (but excluding any good faith exercise of business judgment);

               (i) The Optionholder's intentional failure to substantially perform material duties under his Employment Agreement if such failure has continued for 15 days after the Optionholder has been notified in writing by EMPLOYER of the nature of the Optionholder's failure to perform (it being understood that the performance of material duties is satisfied if the Optionholder has reasonable attendance and makes good faith business efforts to perform his duties on behalf of EMPLOYER. EMPLOYER may not terminate the Optionholder based solely upon the operating performance of EMPLOYER); or

               (j) EMPLOYEE's chronic absence from work for reasons other than illness or permitted vacation.

               Items (c) through (j) shall together be referred to as "Fault Cause".

        11. Definition of Constructive Termination. A "Constructive Termination" shall occur when the Optionholder resigns within six (6) months of any one or more of the following events: (a) a material reduction in the level of his responsibilities or executive functions, (b) a material breach of his Employment Agreement or this Certificate by EMPLOYER, or (c) a relocation of his place of employment to a location more than thirty-five (35) miles from the current offices of the Company.

        12. Governing Law; Arbitration. This Certificate and these Options shall be governed by and construed and interpreted in accordance with the internal laws of the State of California. All disputes arising hereunder shall be decided by binding arbitration in San Diego, California as provided in the Employment Agreement between the Optionholder and the Company.

        13. Notice. Notice pursuant to these Options shall be sufficiently given, if sent by first-class mail, postage pre-paid, addressed, if to the Optionholder, to such holder at his last known address as it shall appear in the records of the Company, and if to the Company, at 6175 Nancy Ridge Drive, San Diego, California 92121, attn: Secretary. The parties may alter the addresses to which communications are to be sent hereunder by giving notice of such change of address to the other party in conformity with the provisions of this Section for the giving of notice.

        14. Employment Termination. Nothing in this Certificate confers upon the Optionholder any right to continue in the employ of the Company or interferes with or restricts in any way the rights of the Company, which are hereby expressed reserved, to discharge the Optionholder at any time for any reason or no reason, with or without cause.

        15. Amendment. No amendment, modification, or supplement of this Certificate shall be binding unless executed in writing and signed by the Company and the Optionholder.

        Executed by the Company as of March 23, 1998 in San Diego, California.

                                      CARDIODYNAMICS INTERNATIONAL
                                      CORPORATION


                                      By: /s/ JAMES C. GILSTRAP
                                         -------------------------------
                                         James C. Gilstrap
                                         Co-Chairman

                    CARDIODYNAMICS INTERNATIONAL CORPORATION

                                SUBSCRIPTION FORM

                       To be Executed by the Optionholder
                          In Order to Exercise Options


        The undersigned Optionholder hereby delivers $_____ and irrevocably elects to exercise _________ Common Stock Options represented by this Option Certificate, and to purchase the securities issuable upon the exercise of such Common Stock Options, and requests that certificates for such securities shall be issued (bearing appropriate legends) in the name of such Optionholder as follows:

(Please Insert Name and Social Security or Other Identifying Number)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

and be delivered to such Optionholder at
--------------------------------------------------------------------------------


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and if such number of Common Stock Options shall not be all the Common Stock
Options evidenced by this Option Certificate, that a new Option Certificate for the balance of such Common Stock Options be registered in the name of, and delivered to, the Optionholder at the address stated below.


-----------------------------           -------------------------------------
Date                                    Name (Printed)

                                        -------------------------------------
                                        Signature

                                        -------------------------------------

                                        -------------------------------------
                                                     Address


                                        -------------------------------------
                                                  Social Security No.

                                        -------------------------------------
                                                 Signature Guaranteed